FORMS 3, 4 AND 5

                    POWER OF ATTORNEY DATED DECEMBER 21, 2009

      WHEREAS, David J. Klvac, an individual serving as Corporate Controller of Quest Energy GP, LLC, the general partner of Quest
Energy Partners, L.P. (the "Partnership"), files with the Securities and Exchange Commission ("Commission") under the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), reports required in connection with the purchase or sale of common units and derivative securities of the Partnership,including but not limited to reports on initial ownership or changes of beneficial ownership of the common units of the Partnership on Forms 3, Forms 4 or Forms 5, and any amendments thereto as may be required by the Commission pursuant to the Exchange
Act and the rules and regulations of the Commission promulgated thereunder, along with any and all other documents relating thereto or in connection therewith, including the Uniform Applications For Access Codes To File
On Edgar, which filings will be in connection with the changes, from time to time, in the beneficial ownership by the undersigned in Partnership's common units and derivative securities;

      NOW THEREWITH, the undersigned, in his or her individual capacity, hereby constitutes and appoints Jack Collins and Eddie LeBlanc and each of them, any one of whom may act without the other, my true and lawful attorney-in-fact and agent (hereinafter referred to as my "Attorney"), with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any or all Uniform Applications For Access Codes To File On Edgar, Forms 3, Forms 4 and Forms 5, any and all amendments thereto, and any and all other documents related thereto or in connection therewith, reporting on my beneficial ownership of the common units and derivative securities of the Partnership and to file the same, with all exhibits thereto, with the Commission granting unto said Attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said Attorney or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Partnership, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 21st day December, 2009.

                            /s/ David J. Klvac
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                      Print Name:  David J. Klvac
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ANY PERSON RELYING ON THIS POWER OF ATTORNEY MAY RELY
ON A PHOTOCOPY AS IF IT WERE AN ORIGINAL.